News Release

Firsthand Technology Value Fund Announces Pricing of Follow-on Offering

San Jose, CA, April 19, 2012 – Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Company”) today announced that it has priced a follow-on offering of 4.4 million shares of its common stock at $27.00 per share, resulting in gross proceeds of $118.8 million. The underwriters have been granted a 30-day option to purchase up to an additional 660,000 shares of common stock.

The Company intends to use the net proceeds of this public offering to invest in portfolio companies in accordance with its investment objective and strategies.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE AMEX:LTS), and National Securities Corporation, a division of National Holdings, Inc. (OTCBB: NHLD), acted as joint book-running managers for the offering. Maxim Group LLC, Mitsubishi UFJ Securities, and Aegis Capital Corporation acted as co-managers.

A registration statement (including a preliminary prospectus) relating to these securities has been filed with the Securities and Exchange Commission. The offering and sale of these securities will be made solely by means of a written prospectus forming part of the effective registration statement, copies of which may be obtained when available from the following:

Ladenburg Thalmann & Co. Inc.	National Securities Corporation
520 Madison Avenue, 9th Floor	120 Broadway, 27th Floor
New York, NY 10022	New York, NY 10271
(212) 409-2000	(212) 417-8164
CorporateRelations@ladenburg.com	syndicate@nationalsecurities.com

Investors should consider the investment objective, risks, and charges and expenses of the Company carefully before investing. The prospectus, dated April 19, 2012,

News Release

which will be filed with the Securities and Exchange Commission, contains this and other information about the Company. Investors should read the prospectus carefully before investing.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Firsthand Technology Value Fund
Firsthand Technology Value Fund, Inc. (the “Fund”) is a publicly-traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Phil Mosakowski
Firsthand Capital Management, Inc.
(408) 624-9526
vc@firsthandtvf.com